                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               TELTRONICS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                TELTRONICS, INC.
                         2150 WHITFIELD INDUSTRIAL WAY
                            SARASOTA, FLORIDA 34243




Dear Stockholders:


         It is my pleasure to invite you to attend the 1996 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 A.M. on August 6, 1996. The doors will open at 9:30 A.M.

         Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

         The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of three directors, the ratification of the selection of the Company's auditors, the approval of an amendment to and restatement of the Company's Restated Certificate of Incorporation and any other business that may properly come before the Annual Meeting.

         Complete details are included in the accompanying proxy statement.


                                         /s/ Ewen R. Cameron
                                         ---------------------------------------
                                         Ewen R. Cameron
                                         President and Chief Executive Officer





Sarasota, Florida
June 24, 1996

                                TELTRONICS, INC.
                         2150 WHITFIELD INDUSTRIAL WAY
                            SARASOTA, FLORIDA 34243

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE
                        STOCKHOLDERS OF TELTRONICS, INC.


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teltronics, Inc. will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 6, 1996 at 10:00 a.m., to consider and take action with regard to the following:

         1. The election of three (3) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

         2. The ratification of the selection of Millward and Company, independent certified public accountants, as auditors of the Company for the current fiscal year.

         3. The approval of an amendment to and restatement of the Company's Restated Certificate of Incorporation.

         4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on June 21, 1996 will be entitled to notice of and to vote at the Annual Meeting.

         STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

                                    By Order of the Board of Directors

                                    /s/ Paul D. Shrader
                                    --------------------------------------------
                                    Paul D. Shrader, Secretary


DATED:  June 24, 1996

                              TELTRONICS, INC.
                        2150 WHITFIELD INDUSTRIAL WAY
                           SARASOTA, FLORIDA 34243

                                                                   JUNE 24, 1996

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                      1996


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 6, 1996 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 to aid in solicitation of proxies at an anticipated fee of $746 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about June 24, 1996.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

         The Board of Directors has fixed the close of business on June 21, 1996 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. On June 21, 1996, the Company had outstanding and entitled to vote at the Annual Meeting a total of 2,610,168 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting.

         On June ___, 1996, the closing bid for the Company's $.001 par value common stock as reported on NASDAQ was $______.

                             ELECTION OF DIRECTORS

         The Board of Directors is proposing the election of three Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the three nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

                                                                         FIRST ELECTED
                                                                            DIRECTOR
                                              POSITION WITH              OF THE COMPANY
         NAME                       AGE       THE COMPANY                OR PREDECESSOR
         ----                       ---       -------------              --------------
         Ewen R. Cameron             43       President, Chief                1994
                                              Executive Officer
                                              and Director

         Norman R. Dobiesz           48       Vice President                  1991
                                              Mergers and
                                              Acquisitions and
                                              Director

         Carl S. Levine              49       Director                        1988


         EWEN R. CAMERON has served as President and Chief Executive Officer since July, 1993 and as a Director since June, 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989 Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 23 years in the computer and telecommunications industry.

         NORMAN R. DOBIESZ has served as a Director of the Company since October 25, 1991. On November 28, 1994, Mr. Dobiesz was appointed Vice President Mergers and Acquisitions. Effective January 1, 1995 Mr. Dobiesz entered into a five (5) year employment agreement with the Company. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz. Mr. Dobiesz owns and operates Florida Software Systems, Inc., a software development and medical billing company. Mr. Dobiesz is a principal stockholder of the Company.

         CARL S. LEVINE has served as a Director of the Company since July 27, 1988. Mr. Levine is an attorney who has been engaged in private practice in New York, New York from 1977 to 1981, and in Garden City, New York from 1981 to June 1985. Mr. Levine is presently the senior partner in the law firm of Carl
S. Levine & Associates, Roslyn, New York. He specializes primarily in the practice of energy, environmental and tax law. Prior to entering private practice, Mr. Levine was employed as counsel for New York Regional Office of the United States Department of Energy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding Common Stock by each person owning five percent (5%) or more of such shares, by each director, by each executive officer of the Company listed in the Summary Compensation Table below, and by all directors and officers as a group as of June 21, 1996.
Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

NAME OF BENEFICIAL                                       AMOUNT AND NATURE OF                   PERCENTAGE
OWNER AND ADDRESS                                        BENEFICIAL OWNERSHIP                   OF CLASS (1)
- ------------------                                       --------------------                   ------------
Norman R. Dobiesz              (2) (3) (4)                     1,507,967                             57.8%
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Carl S. Levine                 (2)                                 2,240                               (5)
1800 Northern Blvd.
Roslyn, New York 11576

Ewen R. Cameron                (2) (4)                             3,360                               (5)
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Gregory L. Deringer            (4)                                   211                               (5)
2150 Whitfield Industrial Way
Sarasota, Florida 34243

All Directors and Officers                                     1,514,004                             58.0%
as a Group (8 persons)

- --------------------------------

(1) Does not include (i) 51,114 shares of common stock which may be issued in connection with the possible future exercise of warrants included in the 51,114 units ("Units"), which the Company issued in April, 1995 to certain former holders of the Company's 8.0% Convertible Promissory Notes due October 31, 1994, each Unit consisting of 2 shares of common stock and one warrant (currently scheduled to expire June 30, 1996) to purchase one share of common stock; (ii) an aggregate of 215,000 shares of common stock which may be issued upon exercise of incentive stock options granted under the Company's 1995 Incentive Stock Option Plan; or (iii) possible issuance of up to 1,000,000 shares of common stock in connection with the transfer to the Company of certain technology; (iv) possible issuance of up to 3,000,000 shares of common stock in connection with a possible private placement for $3,000,000 or; (v) possible issuance of up to 13,700 shares of Series A Preferred Stock for up to $50,000 which may be issued in connection with items (iii) and/or (iv) of this footnote. See AUTHORIZATION OF AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.
(2)      Director of the Company.
(3) Includes 28,000 shares owned by virtue of 50% ownership of H&N Management Co., Inc., 1,400,000 shares acquired on May 11, 1995 by W&D Consultants, Inc., a corporation of which Mr. Dobiesz is a 100% stockholder and 3,325 shares owned by virtue of 33% ownership of Whitfield Capital of Sarasota, Inc. Excludes up to 13,700 shares of Series A Preferred Stock which may be issued for up to $50,000 in connection with items (iii) and/or (iv) of footnote
(1) to
this Table. See AUTHORIZATION OF AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.
(4) Executive officer of the Company named in the Summary Compensation Table below.
(5) Beneficially owns less than 1% of the Company's outstanding common stock.

                          BOARD OF DIRECTORS MEETINGS

         The Board of Directors has no standing committees. The Board of Directors exercises supervision over nominating, auditing and compensation matters directly. In this respect, the Board of Directors reviews the annual financial statements and the scope of the annual audit with the Company's independent accountants, is available to discuss with the auditors any other audit-related matters arising during the year and reviews the Company's internal audit function.

         From January 1 to December 31, 1995, the Board of Directors held two
(2) formal meetings and acted by unanimous written consent two (2) times.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information relating to the compensation received and to be received by certain persons who are presently, or were executive officers of the Company during the fiscal year ended December 31, 1995. As indicated below, no executive officers of the Company other than Ewen R. Cameron, Gregory L. Deringer, and Norman R. Dobiesz, received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation                             Long Term Compensation
                         ------------------------------------------    -----------------------------------------------
                                                                                 Awards                  Payouts
                                                                       --------------------------   ------------------
                                                             Other                     Securities                All
                                                             Annual    Restricted      Underlying               Other
Name and                                                    Compen-       Stock         Options/      LTIP     Compen-
Principal Position       Year      Salary        Bonus       sation      Awards         SARs(#)     Payouts     sation
- ------------------       ----     --------      -------     -------    ----------      ----------   -------    -------
Ewen R. Cameron          1995     $226,551      $   ---       ---          ---           30,000       ---        ---
President & CEO          1994      178,340       37,530        (1)         ---              ---       ---        ---
                         1993      168,940          ---       ---          ---              ---       ---        ---

Gregory L. Deringer      1995     $161,271      $   ---       ---          ---           20,000       ---        ---
Senior Vice President    1994      143,000          ---        (1)         ---              ---       ---        ---
Sales & Marketing        1993       80,000          ---       ---          ---              ---       ---        ---

Norman R. Dobiesz (2)    1995     $232,674      $   ---       ---          ---           30,000       ---        ---
Vice President           1994      160,299          ---        (1)         ---              ---       ---        ---
Mergers & Acquisitions   1993          ---          ---       ---          ---              ---       ---        ---

- -----------------------------

(1) Certain personal benefits that aggregate less than the lesser of $50,000 or ten percent (10%) of the total cash compensation of any of the executive officers or which cannot be readily ascertained are not included.
(2) Mr. Dobiesz was appointed Vice President Mergers and Acquisitions of the Company November 28, 1994.

EMPLOYMENT AGREEMENTS

         The Company entered into five (5) year employment agreements with Ewen
R. Cameron, President and Chief Executive Officer, and Norman R. Dobiesz, Vice President Mergers and Acquisitions, commencing January 1, 1995. Mr. Cameron's agreement was an amendment and restatement of a prior agreement which he entered into with the Company in July 1993. Each employment agreement provides for a base annual salary of $225,000 subject to annual increases of $25,000 per year. Either of the Company or the employee may terminate the employment agreements upon the occurrence of certain events. Mr. Cameron's employment agreement contains a covenant restricting him from competing for a period of two years after termination. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to one year's base salary.

1995 INCENTIVE STOCK OPTION PLAN

         The Company has adopted an Incentive Stock Option Plan ("Plan") to enhance the Company's ability to retain the services of outstanding personnel and encourage such employees to have a greater financial investment in the Company. The Plan authorizes the Board of Directors to grant incentive stock options under the Internal Revenue Code of 1986, as amended, to key employees of the Company or its subsidiaries. At the date of this Form 10-KSB there are approximately 15 employees eligible to participate in the Plan. The Plan is administered by the Board of Directors which has full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions of the Plan. The Plan became effective May 16, 1995 and will terminate August 8, 2005 unless earlier terminated by the Board of Directors or extended by the Board with approval of the stockholders.

         An aggregate of 250,000 shares of the Company's Common Stock may be issued or transferred to grantees under the Plan. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant, unless the grantee is the holder of more than 10% of the voting power of all classes of stock of the Company, in which case the option price shall not be less than 110% of the fair market value of the stock on the date of grant.

         Options may be exercised solely by the Participant or his or her legal representative during his or her employment with the Company, or any subsidiary, or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution. In the event of termination of employment for any reason other than death, permanent disability as determined by the Board, or retirement with the consent of the Company, Options may not be exercised by the Participant or his or her legal representative and shall lapse effective upon the earlier to occur of (i) notice of employment termination or (ii) last day of employment with the Company or any Subsidiary.

         Effective May 16, 1995, the Company granted options to employees to purchase an aggregate of 210,000 shares pursuant to the Company's 1995 Incentive Stock Option Plan. Options to purchase 160,000 shares were granted to executive officers and options to purchase 50,000 shares were granted to non-executive officer employees. On May 16, 1995 the fair market value of the Company's common stock, and thus the exercise price for the options granted (other than options granted to holders of more than 10% of the voting power of the Company's common stock), was $1.625. Subsequently, during 1995, the Company cancelled options granted to an executive officer to purchase 20,000 shares in accordance with the provisions of the Plan. The Company thereafter issued options to purchase 20,000 shares to an executive officer and 5,000 shares to an employee, each effective April 11, 1995 exercisable at $4.25, the fair market value of the Company's common stock on the date of grant.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                             Number of                % of Total
                             securities               Options/SARs
                             Underlying               Granted to                 Exercise
                            Options/SARs               Employees                  or Base
Name                       Granted (#) (1)         in Fiscal Year (1)          Price ($/Sh)            Expiration Date
- ----                       ---------------         ------------------          ------------            ---------------
Ewen R. Cameron                30,000                   14.28%                    $1.625                 June 1, 2000
Gregory L. Deringer            20,000                    9.52%                    $1.625                 June 1, 2000
Norman R. Dobiesz              30,000                   14.28%                    $1.785                 June 1, 2000

(1)      Represents options only.  No SARs have been granted.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                               Number of
                                                                               Securities                 Value of
                                                                               Underlying               Unexercised
                                                                               Unexercised              In-the-Money
                                                                             Options/SARs at            Options/SARs
                                                                               FY-Ended(#)              at FY-End($)

                           Shares Acquired               Value                 Exercisable/             Exercisable/
Name                        on Exercise(#)            Realized ($)           Unexercisable (1)        Unexercisable (1)
- ----                       ---------------            ------------           -----------------        -----------------
Ewen R. Cameron                   0                        0                      30,000                   $86,250
Gregory L. Deringer               0                        0                      20,000                   $57,500
Norman R. Dobiesz                 0                        0                      30,000                   $81,450

(1)      None of these options were exercisable prior to June 1, 1996.


DIRECTOR COMPENSATION

         The Company does not compensate members of its Board of Directors for attending Board Meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1993, Ewen R. Cameron, the Company's President and Chief Executive Officer, loaned the Company an aggregate of $113,228 pursuant to two promissory notes. Each note is payable upon demand with interest accruing at 8% per annum. The entire principal balance and all accrued interest on the two
(2) notes is outstanding at the date of this Proxy Statement.

         Commencing July 1994, the Company sublet office space consisting of approximately 8,500 square feet located at The Rubin Icot Center, 13830 58th Street North, Suite 404, Clearwater, Florida 34620, under a month to month sublease to Florida Software Systems, Inc., a company owned by Norman R. Dobiesz, a director and principal stockholder of the Company. The Company's lease at the Icot Center currently provides for a monthly payment of $9,270 and is scheduled to expire June 13, 1996.

         In October 1994, the Company refinanced its line of credit with a $3,500,000 line of credit with The CIT Group ("CIT"). As part of the financing, $350,000 principal amount of the Company's convertible promissory notes due February 1, 1994 were cancelled by payment of $132,698.91 and issuance of 77,780 restricted shares of the Company's common stock. In addition, these note holders were issued 65,500 additional restricted shares under the terms of a Conversion Agreement dated October 25, 1994. W&D Consultants, Inc. ("W&D"), a financial consulting company owned and controlled by Norman R. Dobiesz, a director and principal stockholder of the Company, advanced $140,000 which was utilized for the partial payment to the note holders and closing costs. Mr. Dobiesz also agreed to personally guarantee a portion of the CIT line of credit.

         Effective January 1, 1995, the Company entered into five (5) year employment agreements with Ewen R. Cameron, President and Chief Executive Officer, and Norman R. Dobiesz, Vice President Mergers and Acquisitions. See EXECUTIVE COMPENSATION - Employment Agreements.

         The Company entered into management consulting and acquisition consulting agreements with H&N in March 1989 and October 1990, respectively. The initial term of the management agreement was for ten years, and the initial term of the acquisition consulting agreement was for five years, each subject to certain renewal options. During 1994, H&N waived all fees but not expenses required to be paid by the Company to H&N under the management consulting agreement for the quarters ended March 31, June 30, September 30, and December 31, 1994. Effective December 31, 1994, the Company with the assistance of W&D, negotiated and entered into an agreement with H&N, terminating the management and acquisition consulting agreements. As a result, the Company incurred a charge to operations for a loss on termination of these agreements of approximately $804,000. In addition, the Company and Mr. Dobiesz rescinded the issuance of and cancelled 10,000 shares of common stock as part of the termination and effectively terminated warrants dated August 14, 1989 to purchase 9,600 shares of common stock originally issued to BC Financial Corporation.

         On May 11, 1995, W&D acquired 1,400,000 restricted shares of common stock from the Company upon exercise by W&D of a conditional right to convert the $140,000 advance made by W&D in order for the Company to close its $3,500,000 line of credit with CIT in October, 1994. The shares were issued to W&D after performance by W&D of certain conditions including: (a) cancellation of the $140,000 advance; (b) payment of $14,000 to the Company; (c) delivery of a termination by H&N of the management consulting and acquisition consulting agreements between the Company and H&N; (d) delivery by W&D of a guarantee of H&N's obligations under the H&N termination; and (e) other conditions necessary for conversion.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         In December, 1994, and February, 1995, the Company changed principal accountants to audit its financial statements.

JAMES MOORE & CO., P.L.

         The client-auditor relationship between the Company and its former accountant, James Moore & Co., P.L., ceased as of December 28, 1994. James Moore & Co.'s reports on financial statements for the Company's two most recent fiscal years ending December 31, 1992 and 1993, contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors.

         During the time James Moore & Co. was the Company's principal accountant there were no disagreements with any opinion of James Moore & Co.
on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of James Moore & Co., would have caused it to make a reference to the subject matter of the disagreement(s) in its report on the Company's financial statements.

         The Company authorized James Moore & Co. to respond fully concerning these matters to the inquiries of the successor accountants, KPMG Peat Marwick LLP, which the Company engaged as principal accountants and auditors of its financial statements as of January 3, 1995. Prior to engaging KPMG Peat Marwick, the Company had not consulted KPMG Peat Marwick regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.
The Company requested, prior to filing a Report on Form 8-K, that KPMG Peat Marwick review the disclosure contained therein and provided KPMG Peat Marwick with the opportunity to attach as an exhibit to the Report on Form 8-K a letter addressed to the Securities and Exchange Commission ("Commission") containing any new information, clarification or the particulars in which it did not agree with the statements made therein.

         The Company provided James Moore & Co. with a copy of the Company's Form 8-K disclosure and such firm provided the Company with a letter addressed to the Commission stating that it agreed with the Company in response to Item 304(a) of Regulation S-B. The Company filed the letter of James Moore & Co. as an Exhibit to that Report on Form 8-K.

KPMG PEAT MARWICK LLP

         On February 24, 1995, the Company received notice that KPMG Peat Marwick LLP had resigned. KPMG Peat Marwick did not report on the Company's financial statements for the Company's two fiscal years ending December 31, 1992 and 1993.

         During the interim period from January 3, 1995 to the date the Company received notice of KPMG Peat Marwick's resignation, there were no disagreements with any opinion of KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG

Peat Marwick, would have caused it to make a reference to the subject matter of the disagreement(s) in its report on the Company's financial statements.

         The Company subsequently engaged Millward and Company which maintains its principal office in Fort Lauderdale, Florida, as principal accountants and auditors of its financial statements as of February 28, 1995 to avail itself of the accessibility of a Florida based accounting firm with audit, tax and international accounting experience. Prior to engaging Millward and Company, the Company had not consulted Millward and Company regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements. The Company requested, prior to filing a Report on Form 8-K, that Millward and Company review the disclosure contained therein and provided Millward and Company with the opportunity to attach as an exhibit to the Report on Form 8-K a letter addressed to the Commission containing any new information, clarification or the particulars in which it did not agree with the statements made therein.

         The Company provided KPMG Peat Marwick with a copy of the Company's Form 8-K disclosure and such firm provided the Company with a letter addressed to the Commission stating that it agreed with the statements made in response to Item 304(a) of Regulation S-B.

SELECTION OF MILLWARD & COMPANY

         The Board of Directors has selected Millward and Company to act as auditors of the Company for the current fiscal year. The Board of Directors believes that it is desirable to engage their services for the current fiscal year because Millward and Company competently acted as the Company's auditors for the last fiscal year. Representatives of Millward and Company are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

         In the event the stockholders fail to ratify the selection of Millward and Company, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         Ratification of the selection of Millward and Company as the Company's auditors for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

                 AUTHORIZATION OF AMENDMENT AND RESTATEMENT OF
                   THE RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved certain amendments to and restatement of the Company's Restated Certificate of Incorporation ("Amendments") and recommends that the stockholders approve them by voting in favor of this proposal. The Amendments are summarized below and include changes to certain provisions of the Restated Certificate of Incorporation which would among other things, (i) adjust the authorized capital stock of the Company to permit the issuance of Common Stock, Non-Voting Common Stock ("NVC Stock") and Preferred Stock, (ii) authorize the Board of Directors to determine and set the class and designation including but not limited to conversion rights, if any, of future classes of NVC Stock, (iii) authorize the Board of Directors to determine and set the series, rank and serial designation, including, but not limited to voting rights, if any, of future series of Preferred Stock, and (iv) authorize the Company to acquire its own stock consistent with the General Corporation Law of Delaware ("GCLD"). The following summaries are qualified in their entirety by reference to the existing Restated Certificate of Incorporation of the Company, a copy of which is attached as Exhibit A to this proxy statement (the "Current Certificate"), and the proposed Restated Certificate of Incorporation which contains the proposed Amendments, a copy of which is attached as Exhibit B to this proxy statement (the "Proposed Certificate").

         The proposed Amendments to the Current Certificate would:

         (i) decrease the number of shares of Common Stock from Fifty Million (50,000,000) shares to Forty Million (40,000,000) shares, par value $.001 per share (Proposed Article FOURTH);
         (ii) authorize the issuance of Five Million (5,000,000) shares of NVC Stock, par value $.001 per share (Proposed Article FOURTH); and
         (iii) authorize the issuance of Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share (Proposed Article FOURTH).

         The Current Certificate authorizes Fifty Million (50,000,000) shares of Common Stock, par value of $.001 per share (Current Article FOURTH), but does not authorize shares of NVC Stock or Preferred Stock.

A.       Discussion of Proposed Amendments.

         The proposed Amendments would not increase the authorized shares of the capital stock of the Company which would remain at Fifty Million (50,000,000) shares with par value of $.001 per share. The GCLD permits any corporation to authorize its board of directors to determine the preferences, limitations and relative voting and other rights of a class or series of authorized shares without further stockholder action. The proposed Amendments would permit the Board of Directors to designate the preferences, limitations, relative voting rights (including more or less than one vote per share) and other rights and preferences for any future series of Preferred Stock and/or NVC Stock without additional stockholder action.

         The Board of Directors recommends adoption of the proposed Amendments authorizing the Preferred Stock and the NVC Stock to enhance the Company's ability to raise capital and develop or acquire new products and businesses.
The Board believes that a greater flexibility in the Company's capital structure than now exists is required. The Preferred Stock and NVC Stock would be available for issuance from time to time as determined by the Board of Directors in connection with financings, exchanges and/or acquisitions. For example and without limitation, the Company might issue such stock in public or private transactions for cash, securities, negotiable instruments or other property, to raise additional capital for use in the Company's business and operations and/or issue such stock as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. Additionally, the proposed Amendments should make the shares of the Common Stock, NVC Stock and Preferred Stock more readily available, if needed, for issuance in connection with stock splits, stock dividends, acquisitions, and other corporate purposes. No further actions or authorizations by the Company's stockholders would be necessary prior to the issuance of the shares of Preferred Stock and/or NVC Stock unless otherwise required by applicable law.

         As part of the Company's long range goal of maximizing stockholder value through maintenance of stable, long term growth, the Company expects to issue shares of Series A Preferred Stock from time to time to its majority stockholder. See Section C below for a description of the rights and preferences of the shares of Series A Preferred Stock. Issuance of the Series A Preferred Stock should provide the stability necessary to continue the Company's long range growth plans until such time as the Company determines that issuance of shares of Series A Preferred upon the same or other terms is no longer necessary.

         Except for the shares of the Series A Preferred Stock described above and in Section C below, the holders of any of the shares of NVC Stock and/or shares of Preferred Stock issued in the future would have the rights and privileges described in the Proposed Certificate and any designations filed by the Board of Directors in connection with their issuance. Except as described below, it is not possible to state the precise effect of the proposed Amendments upon the rights of holders of Common Stock until the Board of Directors determines the respective limitations and relative rights of any future class or series of NVC Stock and/or Preferred Stock, however, such effects might include dilution of: (i) liquidation rights of holders of Common Stock, and (ii) voting power of holders of Common Stock to the extent that such NVC Stock has conversion rights and/or Preferred Stock has greater liquidation and/or voting rights than the Common Stock.

         In the event that shares of NVC Stock are issued by the Company, holders of shares of Common Stock: (i) may experience a dilution of the liquidation rights associated with such shares, since the shares of NVC Stock may, if issued, have the same liquidation rights as the shares of Common Stock; and (ii) may, experience dilution in voting and dividend rights if the shares of NVC Stock are convertible into shares of Common Stock. Additionally, if any shares of the Series A Preferred Stock are issued, the holders of the shares of Common Stock will experience a significant dilution in voting power associated with such shares.

         The proposed Amendments may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuances of authorized preferred stock and non-voting common stock can be implemented and have been implemented by some companies in recent years with voting, liquidation and/or conversion privileges superior to those of the common stock with the intent of making acquisition of the company more difficult or costly. Such an issuance could be used to discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not the majority of stockholders favored such transactions. Additionally, the shares of NVC Stock and/or Preferred Stock could be used to make a takeover attempt more difficult by using them to make a counteroffer for shares of the bidder or by selling them to dilute the bidder's voting power. As of this date, the Board is unaware of any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

B.       Authorization of NVC Stock.

         The Board of Directors has recommended amending the Current Certificate to authorize the issuance of up to Five Million (5,000,000) shares of NVC Stock and empower the Board of Directors to determine the dividend, conversion rights, redemption rights and similar matters of any future class of NVC Stock.

         The Company may designate and issue up to One Million (1,000,000) shares of NVC Stock (the "Class A NVC") of the Five Million (5,000,000) shares of NVC Stock as additional consideration for the April 1996 acquisition by ISL, Inc., the Company's wholly-owned Delaware subsidiary, of the technology for a small, self-contained, voice-activated, portable pentium(R) processor driven, multi-media computer ("Technology") from Interactive Solutions, LLC, a Kentucky limited liability company ("Interactive") and its members. The issuance of up to One Million (1,000,000) shares of Class A NVC to Interactive and its members is expressly conditioned upon the award to ISL of significant contracts utilizing the Technology. The shares of Class A NVC if issued, would be subject to several conditions, including without limitation, an escrow of those shares to secure certain indemnification obligations of Interactive and its members to ISL and the Company. There can be no assurance that the contracts utilizing the Technology will be awarded, or that if awarded, the contracts will contain the terms and conditions required to obligate the Company to issue the Class A NVC.

C.       Authorization of Preferred Stock.

         The Board of Directors has recommended amending the Current Certificate to authorize the issuance of up to Five Million (5,000,000) shares of Preferred Stock and empower the Board of Directors to determine the dividend, conversion rights, voting rights, redemption rights, and similar matters of any future series of Preferred Stock. The Company has decided to designate up to Two Hundred Fifty Thousand (250,000) of the Five Million (5,000,000) shares of Preferred Stock as Series A Preferred Stock (the "Series A Preferred Stock") to be utilized by the Company in connection with possible acquisitions and financings in such a manner as to maximize the Company's value by promoting the long term stability of the Company. Except for the shares of Series A Preferred Stock described below, the Company does not have any immediate plans, agreements, understandings or arrangements which would result in the issuance of any shares of Preferred Stock.

         The Company has agreed to issue up to Thirteen Thousand (13,700) shares of the Series A Preferred Stock to Norman R. Dobiesz who directly and indirectly owns 57.8% of the outstanding shares of the Company in consideration for Fifty Thousand Dollars ($50,000). Each share of Series A Preferred Stock, if issued, would (i) entitle the holder to Four Hundred (400) votes; (2) have no liquidation preference over the shares of Common Stock; (3) be subject to restrictions on resale. In addition to the general rights and restrictions on shares of Series A Preferred Stock described above, the shares of Series A Preferred Stock which the Company has agreed to issue to Mr. Dobiesz in connection with the ISL transaction (See B. AUTHORIZATION OF NVC STOCK) and the Private Placement (described below and see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT) can not, without prior approval from the Company, be sold, transferred or disposed of to any third party not controlled by Mr. Dobiesz.

         The Company may issue up to Three Million (3,000,000) shares of Common Stock in connection with a proposed Private Placement for Three Million Dollars ($3,000,000) to an investment group ("Purchaser") to be formed by International Capital Ltd. Corp. ("International").

         In addition to the general description of the rights and restrictions of the Company's Common Stock, these shares of Common Stock, if issued, would be subject to a Shareholder Agreement by and between the Company and the Purchaser ("Shareholder Agreement") which, if executed, would (i) for a period of three (3) years absent approval from two-thirds (2/3) of the Company's Board of Directors, prohibit the Purchaser from (a) acquiring additional shares of the Company's Common Stock; and (b) granting to or receiving from any third party voting rights with respect to the Company's Common Stock; (ii) grant to the holder of these shares of Common Stock piggy back registration rights if the Company makes a public offering of any of its securities, for cash, with a proposed offering price of $5 million or more in a fully underwritten, firm commitment offering, subject to underwriter limitations; and (iii) require the holder to grant a right of first refusal to the Company prior to any transfer or disposition to an unaffiliated third party. These shares of Common Stock, if issued, would be subject to restrictions under Rule 144 of the Securities Act of 1933, as amended. There can be no assurance that the above described shares of Common Stock will be issued or if issued that the shares of Common Stock will be issued upon the terms and conditions currently proposed.

         Articles FIRST, SECOND, THIRD, FIFTH, SIXTH, SEVENTH, EIGHTH and NINTH, remain unchanged from the Current Certificate.

         Approval of a majority of the Company's outstanding shares of Common Stock is required for adoption of the proposed Amendments. If adopted, the Amendments will become effective upon the requisite filing of the Proposed Certificate under the GCLD. Abstentions from voting on the Amendments and broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will have the effect of voting against adoption of the Amendments, because the affirmative vote of the majority of the Company's outstanding shares of Common Stock is required for approval of the Amendments. If not otherwise specified, properly executed proxies will be voted in favor of the proposal.

         The Board of Directors recommends that stockholders vote FOR approval of the proposed Amendments to the Restated Certificate of Incorporation.

               PROPOSALS OF STOCKHOLDERS FOR 1997 ANNUAL MEETING

         If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than January 31, 1997.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

                             ADDITIONAL INFORMATION

         Copies of the 1995 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Paul D. Shrader, Vice President Finance, Secretary and Treasurer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON JUNE 21, 1996, UPON WRITTEN REQUEST TO THE SECRETARY AT THE ADDRESS NOTED ABOVE.


                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     /s/ Paul D. Shrader
                                     -------------------------------------------
                                     Paul D. Shrader, Secretary

                                                             EXHIBIT A
                                                             CURRENT CERTIFICATE


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                TELTRONICS, INC.

                        Pursuant to Sections 241 and 245
                       of the General Corporation Law of
                             the State of Delaware

         I, THE UNDERSIGNED, being the sole incorporator of Teltronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that: (i) the corporation's original certificate of incorporation was duly filed with the Secretary of State of the State of Delaware on February 15, 1989; (ii) the corporation has not received any payment for any of its stock; and (iii) this restated certificate of incorporation has been duly adopted in accordance with
Section 241 of the General Corporation Law of the State of Delaware.

         THE CERTIFICATE OF INCORPORATION OF TELTRONICS, INC. IS HEREBY RESTATED IN ITS ENTIRETY AS FOLLOWS:

         FIRST:  The name of this Corporation is Teltronics, Inc.

         SECOND: Its registered office and place of business in the State of Delaware is to be located at: 15 North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is NATIONWIDE INFORMATION SERVICES, INC.

         THIRD: The nature of the business and, the objects and purposes to be transacted, promoted and carried on are to do any and all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of Common Stock which the corporation shall have authority to issue is Fifty Million (50,000,000) and the par value of each of such shares is $.001, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00)

         FIFTH:  The corporation is to have perpetual existence.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                          To make, alter or repeal the by-laws of the
corporation.

                          To authorize and cause to be executed mortgages and
liens upon the real and personal property of the corporation.

                          To set apart out of any of the funds of the
corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                          By a majority of the whole board, to designate one or
more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                          When and as authorized by the stockholders in
accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         SEVENTH:         Elections of the directors need not be by  written
ballot unless the by-laws of the corporation shall so provide.

                          Meetings of stockholders may be held within or
without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         EIGHTH:          The corporation reserves the right to amend, alter,
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH:           No director of the corporation shall be personally
liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith, (iii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iv) under Section 174 of the Delaware General Corporation Law, or any amendment thereto or successor provision thereto, or (v) for any transaction from which the director derived an improper personal benefit.

                                                            EXHIBIT B
                                                            PROPOSED CERTIFICATE


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                TELTRONICS, INC.

                        PURSUANT TO SECTIONS 241 AND 245
                       OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE


         THE TEXT OF THE RESTATED CERTIFICATE OF INCORPORATION OF TELTRONICS, INC. IS HEREBY RESTATED AND AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         FIRST:  The name of this Corporation is Teltronics, Inc.

         SECOND: Its registered office and place of business in the State of Delaware is to be located at: 15 North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is NATIONWIDE INFORMATION SERVICES, INC.

         THIRD: The nature of the business and, the objects and purposes to be transacted, promoted and carried on are to do any and all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

                 The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares divided into three classes of which Five Million (5,000,000) shares, par value $.001 per share, shall be designated Preferred Stock, Forty Million (40,000,000) shares, par value $.001 per share, shall be designated Common Stock and Five Million (5,000,000) shares, par value $.001 per share, shall be designated Non-Voting Common Stock. The Board of Directors is expressly vested with authority to issue the Common Stock, the Non-Voting Common Stock and the Preferred Stock from time to time.

         A. All Classes of Capital Stock. The following provisions shall apply to all classes of the Corporation's capital stock:

                 Section 1.  Acquisition, Redemption and Other Disposition.
The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Delaware (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares;

                 Section 2. Reissuance. Preferred Stock of any series that has been redeemed (whether through the operation of a retirement or sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with the provisions of Article FOURTH, Subsection D, of this Restated Certificate of Incorporation; and

                 Section 3. Disposition, Issuance and Sale. The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Delaware and the provisions of this Restated Certificate of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors shall determine, without the authorization or approval by any stockholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

         B. Common Stock. The following provisions shall apply to the Common Stock:

                 Section 1. Voting Rights. Except as otherwise provided by the General Corporation Law of Delaware and subject to such stockholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock shall have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all stockholders' meetings on all matters submitted to a vote of the stockholders of the Corporation;

                 Section 2. Dividends and Distributions. Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Stock at the discretion of the Board of Directors; and

                 Section 3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of any outstanding series of Preferred Stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         C. Non-Voting Common Stock. The following provisions shall apply to the Non-Voting Common Stock.

                 1. Issuance. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Non-Voting Common Stock, for one or more classes of Non-Voting Common Stock. Before the shares of any such class are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by adopting and filing in accordance with the General Corporation Law of Delaware of a Certificate of Designation after adopting a resolution or resolutions providing for the issue of such Non-Voting Common Stock, and in such resolution or resolutions providing for the issue of shares of each such class, the Board of Directors is also expressly vested with authority to fix the number of shares constituting any such class and to fix:

                          (i)     the rate and times at which, and the
conditions under which, dividends shall be payable on shares of any such class, and the status of such dividends as cumulative or noncumulative and as participating or non-participating;

                          (ii)    the price or prices, times and terms and
conditions, if any, upon which or at which shares of any such class shall be subject to redemption;

                          (iii)   the rights, if any, of holders of shares of
any such class to convert such shares into, or exchange such shares for other classes of stock, or series thereof, of this Corporation and the terms and conditions of such conversion or exchange, including the conversion price or prices or the rates of exchange, and the adjustments thereof, if any;

                          (iv)    the terms of the sinking fund or redemption
or purchase account, if any, to be provided for shares of any such class, including without limitation the amount of the fund or account, the manner of its application, and the price or prices at which shares of any such class may be purchased or redeemed though the application of the fund or account;

                          (v)     the rights of the holders of shares of any
such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, including the amount or amounts payable to the holders of shares of such class prior to any payment distribution of any assets of the Corporation to any class or classes of stock ranking junior to such class;

                          (vi)    the limitations, if any, applicable while any
such class is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of any series of any class or classes of stock ranking junior to such class;

                          (vii)   the voting rights, if any, of any such class;
and

                          (viii)  any other designations, preferences, and
powers, and relative participating, optional or other such special rights and the qualifications, limitations or restrictions thereof, of any such class, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of the laws of the State of Delaware or in each case, so far as not inconsistent with the provisions of this Restated Certificate of Incorporation, as amended to the date of any such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of any class shall be identical to and of equal rank with other shares of such class except in respect to the particulars that may be fixed by the Board of Directors as provided above; provided, however, that all shares of each series of any such class shall be identical and of equal rank, except as to the times from which dividends thereon, if any, shall be cumulative. Unless otherwise provided in such resolution or resolutions fixing the designations, preferences, and powers, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of any such class, the number of shares of any such class to which such resolution or resolutions apply, may be increased (but not above the total number of authorized shares of the class) or decreased by the Board of Directors (but not below the number of shares thereof then outstanding) without any requirement that such increase or decrease be approved by a class vote on the part of the affected class or any series thereof, or on the part of any other class or classes of stock of this Corporation.

         D.      Preferred Stock.

                 1. Issuance. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by adopting and filing in accordance with the General Corporation Law of Delaware, a Certificate of Designation, after adopting a resolution or resolutions providing for the issue of such Preferred Stock, and in such resolution or resolutions providing for the issue of shares of each such class and of each particular series of any such class. The Board of Directors is also expressly vested with authority to fix the number of shares constituting any such series of any such class and to fix the terms of such Preferred Stock or series of Preferred Stock, including the following:

                          (i)     the designation of such series, the number of
shares to constitute such series and the stated value thereof if different from the par value thereof;

                          (ii)    whether the shares of such series shall have
voting rights, and, if so, the terms of such voting rights, which may be general or limited, may include multiple votes per share and may include the right, under specified circumstances, to elect additional directors;

                          (iii)   the dividends, if any, payable on such
series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                          (iv)    whether the shares of such series shall be
subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                          (v)     the amount or amounts payable upon shares of
such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                          (vi)    whether the shares of such series shall be
subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                          (vii)   whether the shares of such series shall be
convertible into, or exchangeable for, shares or stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                          (viii)  the limitations and restrictions, if any, to
be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                          (ix)    the conditions or restrictions, if any, upon
the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

                          (x)     any other powers, preferences and relative,
participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

                                  Except to the extent otherwise expressly
provided in this Restated Certificate of Incorporation or required by law (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Article FOURTH and
(ii) no share of Common Stock shall have any voting rights with respect to any amendment to the terms of any series of Preferred Stock, provided however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

         FIFTH:           The corporation is to have perpetual existence.

         SIXTH:           In furtherance and not in limitation of the powers
conferred by statute, the board of directors is expressly authorized:

                          To make, alter or repeal the by-laws of the
corporation.

                          To authorize and cause to be executed mortgages and
liens upon the real and personal property of the corporation.

                          To set apart out of any of the funds of the
corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                          By a majority of the whole board, to designate one or
more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                          When and as authorized by the stockholders in
accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         SEVENTH:         Elections of the directors need not be by written
ballot unless the by-laws of the corporation shall so provide.

                          Meetings of stockholders may be held within or
without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         EIGHTH:          The corporation reserves the right to amend, alter,
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH:           No director of the corporation shall be personally
liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith, (iii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iv) under Section 174 of the Delaware General Corporation Law, or any amendment thereto or successor provision thereto, or (v) for any transaction from which the director derived an improper personal benefit.

                                                                      APPENDIX A


PROXY
                                TELTRONICS, INC.
                         2150 Whitfield Industrial Way
                            Sarasota, Florida 34243


Proxy Solicited by the BOARD OF DIRECTORS for the Annual Meeting of Stockholders August 6, 1996

Ewen R. Cameron, Norman R. Dobiesz and Paul D. Shrader, or any of them individually, and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of the undersigned owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held in the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Tuesday, August 6, 1996, or any adjournment thereof, upon such business as may properly come before the meeting, including the items below as set forth in the Notice of Annual Meeting and the Proxy Statement dated June 24, 1996.

Election of Directors, Nominees:  E. R. Cameron, N. R. Dobiesz and C. S. Levine.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Teltronics' Directors recommend a vote FOR proposals 1 through 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1.       Election of directors (see above)
2.       Ratification of appointment of auditors (page 8)
3. Approval of amendment to and restatement of Restated Certificate of Incorporation (page 9)


                  PLEASE DETACH AND RETURN THE BOTTOM PORTION



                                             1.      For All (except as noted below) [ ] Withhold All [ ]
Teltronics, Inc.                             Instruction:  To withhold authority to vote for any
Meeting Date:                                individual nominee, write that nominee's name below.
August 6, 1996
                                             -----------------------------------------
                                                     For      Against          Abstain
Instructions:  Please indicate your
voting directions in the ballot              2.      [ ]        [ ]              [ ]
area to the right.                           3.      [ ]        [ ]              [ ]


- --------------------------------------
Signature/Date                                  [SPACE RESERVED FOR
                                               SECURITY HOLDER NAME(S)]

- --------------------------------------
Signature/Date

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.